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                                                                    Exhibit 99.1

[LOGO OF ANTARES PHARMA]


Contact Information
Dr. Roger Harrison         CEO / President                        (610) 458-6200
Lawrence M. Christian      CFO / Vice President - Finance         (610) 458-6200
Jay M. Green               Managing Director, Duncan Capital      (212) 581-5150

                     ANTARES PHARMA ANNOUNCES COMPLETION OF
                         RESTRUCTURING OF DEBT FINANCING

Exton, Pennsylvania -- February 10, 2003 -- Antares Pharma, Inc. (Nasdaq: ANTR) today announced that it has completed the retirement of its outstanding 10% convertible debentures issued in July 2002. This has been achieved by the Company issuing replacement senior secured convertible debentures with warrants to two of the original holders of the July 2002 debentures to cover the remaining unconverted portion of those debentures, accrued interest and a redemption payment to the other two holders of the original debentures. The replacement debentures were issued with a fixed conversion price, a longer maturity and a lower interest rate than the previous debt. As part of the restructuring, the Company issued warrants, which are callable by the Company subject to the achievement of certain milestones. Duncan Capital LLC of New York advised Antares Pharma on the debt restructuring.

     The Xmark Funds, a New York-based biotechnology investment firm, are the principal holders of the replacement debentures. David C. Cavalier, Chief Operating Officer of Xmark, said, "We believe this restructuring will significantly enhance Antares Pharma's financial stability and will position the Company well for future financing."

     Dr. Roger Harrison, CEO and President of Antares Pharma, said, "With this debt restructuring, the Company will be able to focus on pursuing new business opportunities and strategic relationships."

     "We believe that Antares Pharma's technologies and three-pronged approach to drug delivery across the skin - mini-needle devices, needle-free devices and transdermal gels - uniquely position our Company to overcome barriers to effective drug delivery by other routes and also to improve patient compliance with treatment," added Dr. Harrison. "As representative of our continued progress, we recently announced the extension of our option agreement with Eli Lilly and Company, pursuant to which Lilly has been exploring our needle-free device technology for a number of products in its portfolio. We have also announced further progress in clinical evaluation of our transdermal gel products with our partners, BioSante Pharmaceuticals, Inc. and Solvay Pharmaceuticals B.V. In addition, Ferring Pharmaceuticals A/S has recently launched the latest version of our reusable needle-free device, the VISION(R), in Europe. And we are pursuing several other strategic relationships that also appear promising."

                                     (more)

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Antares Pharma - Page 2



About Antares Pharma
Antares Pharma develops pharmaceutical delivery systems, including needle-free and mini-needle injector systems and transdermal gel technologies. These delivery systems are designed to improve both the efficiency of drug therapies and the patient's quality of life. The Company currently distributes its needle-free injector systems for the delivery of insulin and growth hormone in more than 20 countries and an estradiol transdermal patch for hormone replacement therapy. In addition, Antares Pharma has five products under development and is conducting ongoing research to create new products that combine various elements of the Company's technology portfolio. Antares Pharma has corporate headquarters in Exton, Pennsylvania, with production and research facilities in Minneapolis, Minnesota, and research facilities in Basel, Switzerland.

     Statements included in this press release that are not historical in nature are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially and which are identified from time to time in the Company's reports filed with the U.S. Securities and Exchange Commission. Antares Pharma claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

 For more information, visit Antares Pharma's web site at www.antarespharma.com.
  Information included on the Company's website is not incorporated herein by reference or otherwise.

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